Exhibit 99.1

TeleTech Announces Increased Authorization of $25 Million

for Share Repurchases

Denver, Colo., May 22, 2014 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of analytics-driven, technology-enabled customer engagement solutions, announced that its Board of Directors has authorized an additional $25 million for future share repurchases.  The share repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on cash balances, cash flow from operations, market conditions, stock price and other factors.

“This increased share repurchase authorization continues to reflect the strength of our balance sheet, positive cash flow from operations, and the Board’s confidence in our strategy and outlook,” said Kenneth Tuchman, TeleTech’s chairman and chief executive officer. “Our priorities for capital deployment remain shareholder value oriented and prudently diversified among investments in innovation, organic growth initiatives, accretive acquisitions, and the share repurchase program,” continued Tuchman.

TeleTech repurchased approximately 887,400 shares of common stock during the first quarter 2014 for a cost of $20.5 million. As of March 31, 2014, $23.4 million was authorized for future share repurchases.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of analytics-driven, technology-enabled services that puts customer engagement at the core of business success. The Company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s 41,000 employees speaking over 50 languages deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

Investor Contact	Media Contact
Paul Miller	Marcela Velez
303.397.8641	303.397.8276

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.”

###